USTrust Bank                                                             USTRUST
30 Court Street
Boston, MA  02108
617-726-7000

November 17, 1999

Mr. Peter J. Sonnabend
Vice Chair of the Board
Sonesta International Hotel Corp.
John Hancock Tower
200 Clarendon Street
Boston, MA  02116

Dear Peter:

We are pleased to advise you that USTrust has approved the renewal of your $2,000,000.00 unsecured line of credit at our Base Lending Rate. Unless renewed, the line will expire on September 30, 2000. The line continues to be guaranteed by the company's principal domestic subsidiaries (as described in Exhibit A-1999). Additionally, you have agreed to add the guaranty of Sonesta Beach Resort Limited Partnership. Please sign the enclosed guaranty document and return an executed copy. Exhibit A has been amended to include Sonesta Beach Resort Limited Partnership. This line will be governed by the terms and conditions of the commitment letter originally dated September 28, 1995 and the Commercial Promissory Note originally dated September 30, 1995, except as amended as follows:

1. The maturity date of the Commercial Promissory Note dated September 30, 1995 is hereby extended from September 30, 1999 to September 30, 2000.

2. The permitted indebtedness and guaranties as described in Exhibit B shall be replaced with Exhibit B-1999.

Sonesta International Hotels Corp.
Page 2


Again we are pleased to make this accommodation to you, and are pleased to continue to have Sonesta as one of our customers. If you are in agreement with these terms and conditions, please indicate your acceptance by signing on the line designated below and returning an executed copy to my attention. Thank you.

Sincerely,


s/s
Charles J. Clark
Regional President


ACCEPTED
Sonesta International Hotels Corporation


By:  s/s
     ----------------------------------------
     Peter J. Sonnabend, as authorized signer

I hereby acknowledge and affirm guaranty of the above described credit facility, by the principal domestic subsidiaries of Sonesta International Hotels Corporation as described in Exhibit A, in my capacity as authorized signer for said subsidiaries.


By:  s/s
     ----------------------------------------
     Peter J. Sonnabend, as authorized signer for Sonesta subsidiaries.

                                 Exhibit A-1999

                       Principal Domestic Subsidiaries of
                    Sonesta International Hotels Corporation

Anguilla Hotel Management Inc.                    Guaranty Unlimited
Brewster Wholesale Corporation                    Guaranty Unlimited
Florida Sonesta Corporation                       Guaranty Unlimited
SIA Advertising, Inc.                             Guaranty Unlimited
Sonesta Beach Resort Limited Partnership          Guaranty Unlimited
Royal Sonesta, Inc.                               Guaranty Limited to $1,000,000

                                 Exhibit B-1999

Financial Institute                                     Maximum Commitment
-------------------                                     ------------------
SunAmerica Insurance Co.                                $23.0 Million
Hibernia Bank                                           $5.0 Million
Maduro & Curiels Bank                                   $2.0 Million
First National Bank                                     $1.5 Million
Scotia Bank                                             $7.5 Million
Seller Note (Anguilla)                                  $1.0 Million
Aetna Realty Co.                                        $22.5